Exhibit 99(a)

For additional information contact:	Andrew Moreau 501-905-7962
Vice President - Corporate Communications
andrew.moreau@alltel.com

Rob Clancy 501-905-8991
Vice President - Investor Relations
rob.clancy@alltel.com

Release Date:	Jan. 20, 2006

Alltel achieves double-digit growth in revenues,
net income driven by wireless business
147,000 net adds, ARPU increases in fourth quarter cap a year of wireless expansion

LITTLE ROCK, Ark. - Alltel today announced that the company achieved double-digit growth in revenues and net income during the fourth quarter and for all of 2005, driven by its wireless business. Fully diluted earnings per share under Generally Accepted Accounting Principles (GAAP) was 66 cents for the quarter, including several one-time items such as integration and hurricane-related expenses. Fully diluted earnings per share under GAAP was $3.87 for the year. Fully diluted earnings per share from current businesses was 77 cents for the quarter, which includes a weighted average share count of 389 million, and $3.41 for the year.
“This was a busy year strategically for our company and I am very proud of the entire team for all that we accomplished,” said Scott Ford, Alltel president and chief executive officer. “We delivered a strong increase in wireless net customer additions and gains in average revenue per customer for the fourth quarter, capping a year where Alltel accelerated wireless growth by expanding our customer base and creating the nation’s largest wireless network. This year we also launched a new brand with proof points that are resonating with our wireless customers.”
In 2005, Alltel completed transactions with Western Wireless, Cingular, PSC Wireless and U.S. Cellular.  That expansion added parts of nine new states to the Alltel network: California, Idaho, Minnesota, Montana, Nevada, North Dakota, South Dakota, Utah and Wyoming. The transactions also significantly expanded Alltel’s wireless operations in several other states, including Arizona, Colorado, New Mexico, Oklahoma and Texas.
With those transactions, Alltel’s wireless customer base increased to more than 10 million for the first time - a 24 percent year-over-year increase - and the company now serves a population of nearly 76 million, a 22 percent increase from 2004. Alltel is the nation’s fifth-largest wireless carrier. In addition, Alltel is the largest independent roaming partner for the nation’s top four wireless carriers.
Alltel closed the year by announcing it would spin off its wireline business and merge it with VALOR Communications Group Inc. in a $9.1 billion transaction. “In 2006, we will create two companies - separate wireless and wireline businesses - that will be positioned to capitalize on strategic, operational and financial opportunities,” Ford said.
Among the financial highlights for the fourth quarter:
•
Total revenues were $2.6 billion, a 21 percent increase from a year ago. Total operating income under GAAP was $523 million, a 4 percent increase. Operating income from current businesses was $572 million, a 14 percent increase. Net income under GAAP was $255 million. Net income from current businesses was $301 million, an 11 percent increase.

•	Wireless revenues were $1.8 billion, a 33 percent increase from a year ago. Segment income was $300 million, a 15 percent increase.
•
Total wireless ARPU was $52.13, a 6 percent increase year-over-year. Post-pay churn companywide was 1.83 percent. Within Alltel’s heritage markets, ARPU was $50.54, a 3 percent increase. Post-pay churn in the heritage markets was 1.73 percent.

•
The company added 147,000 net new wireless customers. Within the heritage markets, Alltel added 166,000 customers, including 76,000 post-paid and 90,000 pre-paid. Alltel added 18,000 net customers in the former Western Wireless markets. The company lost 37,000 customers in the former Cingular markets.

•	Wireline revenues were $598 million, down 2 percent. Segment income was $256 million, an 8 percent increase. Alltel added 38,000 net new broadband customers. Wireline average revenue per customer was $68.72, a 3 percent increase. Feature revenue per eligible line increased 5 percent.
•	Equity free cash flow from current businesses was $309 million, a 37 percent increase. Net cash from operations was $830 million.
In the fourth quarter, Alltel agreed to purchase Midwest Wireless, which is expected to add about 400,000 wireless customers in southern Minnesota, northern and eastern Iowa, and western Wisconsin. The company also completed or announced transactions that will allow it to meet all divestiture requirements related to the merger with Western Wireless.
“Alltel delivered fourth-quarter and annual results that were driven by solid performances in both our wireless and wireline businesses,” Ford said. “We continue to improve our wireless customer growth and again delivered year-over-year increases in ARPU while the wireline business continued to grow our broadband customer base.”
Among the financial highlights for the year:
•
Total revenues were $9.5 billion, a 15 percent increase from year-end 2004. Total operating income under GAAP was $2.1 billion, a 1 percent increase. Operating income from current businesses was $2.2 billion, an 11 percent increase. Net income under GAAP was $1.3 billion. Net income from current businesses was $1.2 billion, a 13 percent increase.

•
Wireless revenues were $6.3 billion, a 24 percent increase. Segment income was $1.3 billion, a 23 percent increase. Alltel added 2 million new wireless customers, driven mainly by the acquisition of Western Wireless.

•
Total wireless ARPU was $51.44, a 7 percent increase. Post-pay churn companywide was 1.8 percent. ARPU in Alltel’s heritage markets was $50.42, a 5 percent increase. Post-pay churn in those markets was 1.7 percent.

•
Wireline revenues were $2.4 billion, down 2 percent. Segment income was $904 million, also down 2 percent. The company added 154,000 broadband customers, a 71 percent increase that brings its broadband customer base to 398,000. Wireline average revenue per customers was $67.21, a 2 percent increase. Feature revenue per eligible line increased 5 percent.

•	Equity free cash flow from current businesses was $1.3 billion, an 11 percent increase from a year ago. Net cash from operations was $2.7 billion.
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Alltel is a customer-focused communications company with more than 15 million customers in 36 states and nearly $10 billion in annual revenues.
Alltel claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) adverse changes in economic conditions in the markets served by Alltel; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with pending acquisitions and dispositions, including the pending acquisition of Midwest Wireless and the pending dispositions of the Austrian, Bolivian and Haitian operations and the wireline business; the risks associated with the integration of acquired businesses, including the integration of Western Wireless; the uncertainties related to any discussions or negotiations regarding the sale of any remaining international assets; adverse changes in the terms and conditions of the wireless roaming agreements of Alltel; the potential for adverse changes in the ratings given to Alltel's debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate credit and debt markets necessary to consummate the disposition of the wireline business; the uncertainties related to Alltel’s strategic investments; the effects of litigation; and the effects of federal and state legislation, rules, and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.
-end-

Alltel, NYSE: AT
www.alltel.com

ALLTEL CORPORATION
CONSOLIDATED HIGHLIGHTS
BUSINESS SEGMENTS AND OTHER CONSOLIDATED FINANCIAL INFORMATION
(In thousands, except per share amounts)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2005	2004	Amount	%	2005	2004	Amount	%
UNDER GAAP:
Revenues and sales:
Wireless	$1,760,178	$1,326,772	$433,406	33	$6,275,857	$5,078,087	$1,197,770	24
Wireline	598,150	607,775	(9,625)	(2)	2,379,136	2,419,809	(40,673)	(2)
Communications support services	276,438	248,489	27,949	11	1,025,582	923,855	101,727	11
Total business segments	2,634,766	2,183,036	451,730	21	9,680,575	8,421,751	1,258,824	15
Less intercompany eliminations	53,015	43,243	9,772	23	193,616	175,610	18,006	10
Total revenues and sales	$2,581,751	$2,139,793	$441,958	21	$9,486,959	$8,246,141	$1,240,818	15

Segment income:
Wireless	$300,222	$260,154	$40,068	15	$1,254,647	$1,020,239	$234,408	23
Wireline	255,543	235,666	19,877	8	903,723	925,991	(22,268)	(2)
Communications support services	24,389	13,885	10,504	76	68,198	62,717	5,481	9
Total segment income	580,154	509,705	70,449	14	2,226,568	2,008,947	217,621	11
Less: corporate expenses (A)	17,652	9,342	8,310	89	76,795	36,427	40,368	111
restructuring and other charges	39,844	(873)	40,717	4,664	58,717	50,892	7,825	15
Total operating income	$522,658	$501,236	$21,422	4	$2,091,056	$1,921,628	$169,428	9

Operating margin (B):
Wireless	17.1%	19.6%	(2.5%)	(13)	20.0%	20.1%	(.1%)	-
Wireline	42.7%	38.8%	3.9%	10	38.0%	38.3%	(.3%)	(1)
Communications support services	8.8%	5.6%	3.2%	57	6.6%	6.8%	(.2%)	(3)
Consolidated	20.2%	23.4%	(3.2%)	(14)	22.0%	23.3%	(1.3%)	(6)

Net income	$255,149	$270,645	$(15,496)	(6)	$1,331,379	$1,046,235	$285,144	27
Earnings per share:
Basic	$.66	$.89	$(.23)	(26)	$3.91	$3.40	$.51	15
Diluted	$.66	$.89	$(.23)	(26)	$3.87	$3.39	$.48	14

Weighted average common shares:
Basic	382,920	302,809	80,111	26	340,791	307,288	33,503	11
Diluted	389,343	304,095	85,248	28	344,129	308,339	35,790	12
Annual dividend rate per common share	$1.52	$1.52	-	-

FROM CURRENT BUSINESSES (NON-GAAP) (C):
Operating income	$572,008	$500,363	$71,645	14	$2,189,228	$1,972,520	$216,708	11
Operating margin (B)	22.2%	23.4%	(1.2%)	(5)	23.1%	23.9%	(.8%)	(3)
Net income	$300,613	$270,058	$30,555	11	$1,171,103	$1,038,110	$132,993	13
Earnings per share:
Basic	$.78	$.89	$(.11)	(12)	$3.44	$3.38	$.06	2
Diluted	$.77	$.89	$(.12)	(13)	$3.41	$3.37	$.04	1

(A) Corporate expenses for the three and twelve months ended December 31, 2005 include incremental costs associated with Hurricane Katrina of $9.5 million and $19.7 million, respectively.  In addition, corporate expenses for the twelve months ended December 31, 2005 also includes $19.8 million primarily related to the effects of a change in accounting for operating leases with scheduled rent increases.

(B) Operating margin is calculated by dividing segment income by the corresponding amount of segment revenues and sales.
(C) Current businesses excludes the effects of discontinued operations, special cash dividend received on the Company's investment in Fidelity National Financial, Inc. common stock, gain on the exchange or disposal of assets, debt prepayment costs, costs associated with Hurricane Katrina, change in accounting for operating leases and conditional asset retirement obligations, reversal of certain income tax contingency reserves and restructuring and other charges.

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ALLTEL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME UNDER GAAP-Page 2
(In thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
Revenues and sales:
Service revenues	$2,263,605	$1,897,402	$8,380,501	$7,374,279
Product sales	318,146	242,391	1,106,458	871,862
Total revenues and sales	2,581,751	2,139,793	9,486,959	8,246,141
Costs and expenses:
Cost of services	736,857	604,818	2,743,745	2,374,220
Cost of products sold	381,764	299,603	1,315,320	1,075,545
Selling, general, administrative and other	496,549	402,489	1,795,516	1,524,165
Depreciation and amortization	404,079	332,520	1,482,605	1,299,691
Restructuring and other charges	39,844	(873)	58,717	50,892
Total costs and expenses	2,059,093	1,638,557	7,395,903	6,324,513

Operating income	522,658	501,236	2,091,056	1,921,628

Equity earnings in unconsolidated partnerships	6,992	14,970	43,383	68,486
Minority interest in consolidated partnerships	(11,267)	(19,227)	(69,105)	(80,096)
Other income, net	2,752	11,360	158,788	34,500
Interest expense	(86,134)	(87,512)	(332,588)	(352,490)
Gain on exchange or disposal of assets and other	-	-	218,830	-

Income from continuing operations before income taxes	435,001	420,827	2,110,364	1,592,028
Income taxes	176,681	150,182	801,836	565,331

Income from continuing operations	258,320	270,645	1,308,528	1,026,697

Income from discontinued operations (net of income taxes)	4,270	-	30,292	19,538

Income before cumulative effect of accounting change	262,590	270,645	1,338,820	1,046,235
Cumulative effect of accounting change (net of income taxes)	(7,441)	-	(7,441)	-

Net income	255,149	270,645	1,331,379	1,046,235
Preferred dividends	21	25	93	103
Net income applicable to common shares	$255,128	$270,620	$1,331,286	$1,046,132

Basic earnings per share:
Income from continuing operations	$.67	$.89	$3.84	$3.34
Income from discontinued operations	.01	-	.09	.06
Cumulative effect of accounting change	(.02)	-	(.02)	-
Net income	$.66	$.89	$3.91	$3.40

Diluted earnings per share:
Income from continuing operations	$.67	$.89	$3.80	$3.33
Income from discontinued operations	.01	-	.09	.06
Cumulative effect of accounting change	(.02)	-	(.02)	-
Net income	$.66	$.89	$3.87	$3.39

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ALLTEL CORPORATION
RECONCILIATION OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP)-Page 3
for the three months ended December 31, 2005
(In thousands, except per share amounts)
								Corporate
	Results of	Items		Results of	Segment Information			Operations
	Operations	Excluded from		Operations			Communications	and
	Under	Current		from Current			Support	Intercompany
	GAAP	Businesses		Businesses	Wireless	Wireline	Services	Eliminations

Revenues and sales:
Service revenues	$2,263,605	$-		$2,263,605	$1,643,195	$588,349	$82,323	$(50,262)
Product sales	318,146	-		318,146	116,983	9,801	194,115	(2,753)
Total revenues and sales	2,581,751	-		2,581,751	1,760,178	598,150	276,438	(53,015)
Costs and expenses:
Cost of services	736,857	(9,506)	(A)	727,351	543,352	165,116	58,077	(39,194)
Cost of products sold	381,764	-		381,764	218,678	6,899	168,545	(12,358)
Selling, general, administrative and other	496,549	-		496,549	411,139	63,637	16,874	4,899
Depreciation and amortization	404,079	-		404,079	286,787	106,955	8,553	1,784
Restructuring and other charges	39,844	(39,844)	(B)(C)	-	-	-	-	-
Total costs and expenses	2,059,093	(49,350)		2,009,743	1,459,956	342,607	252,049	(44,869)

Operating income	522,658	49,350		572,008	$300,222	$255,543	$24,389	$(8,146)

Equity earnings in unconsolidated partnerships	6,992	-		6,992
Minority interest in consolidated partnerships	(11,267)	-		(11,267)
Other income, net	2,752	-		2,752
Interest expense	(86,134)	-		(86,134)
Gain on exchange or disposal of assets and other	-	-		-

Income from continuing operations before income taxes	435,001	49,350		484,351
Income taxes	176,681	7,057	(K)	183,738

Income from continuing operations	258,320	42,293		300,613

Income from discontinued operations (net of income taxes)	4,270	(4,270)	(M)	-

Income before cumulative effect of accounting change	262,590	38,023		300,613
Cumulative effect of accounting change (net of income taxes)	(7,441)	7,441	(N)	-

Net income	255,149	45,464		300,613
Preferred dividends	21	-		21
Net income applicable to common shares	$255,128	$45,464		$300,592

Basic earnings per share:
Income from continuing operations	$.67	$.11		$.78
Income from discontinued operations	.01	(.01)		-
Cumulative effect of accounting change	(.02)	.02		-
Net income	$.66	$.12		$.78

Diluted earnings per share:
Income from continuing operations	$.67	$.10		$.77
Income from discontinued operations	.01	(.01)		-
Cumulative effect of accounting change	(.02)	.02		-
Net income	$.66	$.11		$.77

See notes on pages 7 and 8 for a description of the line items marked (A) - (N).

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ALLTEL CORPORATION
RECONCILIATION OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP)-Page 4
for the three months ended December 31, 2004
(In thousands, except per share amounts)
								Corporate
	Results of	Items		Results of	Segment Information			Operations
	Operations	Excluded from		Operations			Communications	and
	Under	Current		from Current			Support	Intercompany
	GAAP	Businesses		Businesses	Wireless	Wireline	Services	Eliminations

Revenues and sales:
Service revenues	$1,897,402	$-		$1,897,402	$1,252,773	$597,315	$81,462	$(34,148)
Product sales	242,391	-		242,391	73,999	10,460	167,027	(9,095)
Total revenues and sales	2,139,793	-		2,139,793	1,326,772	607,775	248,489	(43,243)
Costs and expenses:
Cost of services	604,818	-		604,818	399,114	173,146	64,297	(31,739)
Cost of products sold	299,603	-		299,603	154,747	8,576	146,997	(10,717)
Selling, general, administrative and other	402,489	-		402,489	318,968	62,466	14,856	6,199
Depreciation and amortization	332,520	-		332,520	193,789	127,921	8,454	2,356
Restructuring and other charges	(873)	873	(I)	-	-	-	-	-
Total costs and expenses	1,638,557	873		1,639,430	1,066,618	372,109	234,604	(33,901)

Operating income	501,236	(873)		500,363	$260,154	$235,666	$13,885	$(9,342)

Equity earnings in unconsolidated partnerships	14,970	-		14,970
Minority interest in consolidated partnerships	(19,227)	-		(19,227)
Other income, net	11,360	-		11,360
Interest expense	(87,512)	-		(87,512)
Gain on exchange or disposal of assets and other	-	-		-

Income from continuing operations before income taxes	420,827	(873)		419,954
Income taxes	150,182	(286)	(K)	149,896

Income from continuing operations	270,645	(587)		270,058

Income from discontinued operations (net of income taxes)	-	-		-

Income before cumulative effect of accounting change	270,645	(587)		270,058
Cumulative effect of accounting change (net of income taxes)	-	-		-

Net income	270,645	(587)		270,058
Preferred dividends	25	-		25
Net income applicable to common shares	$270,620	$(587)		$270,033

Basic earnings per share:
Income from continuing operations	$.89	$-		$.89
Income from discontinued operations	-	-		-
Cumulative effect of accounting change	-	-		-
Net income	$.89	$-		$.89

Diluted earnings per share:
Income from continuing operations	$.89	$-		$.89
Income from discontinued operations	-	-		-
Cumulative effect of accounting change	-	-		-
Net income	$.89	$-		$.89

See notes on pages 7 and 8 for a description of the line items marked (A) - (N).

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ALLTEL CORPORATION
RECONCILIATION OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP)-Page 5
for the twelve months ended December 31, 2005
(In thousands, except per share amounts)
								Corporate
	Results of	Items		Results of	Segment Information			Operations
	Operations	Excluded from		Operations			Communications	and
	Under	Current		from Current			Support	Intercompany
	GAAP	Businesses		Businesses	Wireless	Wireline	Services	Eliminations

Revenues and sales:
Service revenues	$8,380,501	$-		$8,380,501	$5,895,143	$2,336,741	$322,665	$(174,048)
Product sales	1,106,458	-		1,106,458	380,714	42,395	702,917	(19,568)
Total revenues and sales	9,486,959	-		9,486,959	6,275,857	2,379,136	1,025,582	(193,616)
Costs and expenses:
Cost of services	2,743,745	(37,557)	(D)(E)	2,706,188	1,917,754	705,506	236,160	(153,232)
Cost of products sold	1,315,320	-		1,315,320	697,593	32,919	621,864	(37,056)
Selling, general, administrative and other	1,795,516	(1,898)	(D)	1,793,618	1,445,165	256,259	65,494	26,700
Depreciation and amortization	1,482,605	-		1,482,605	960,698	480,729	33,866	7,312
Restructuring and other charges	58,717	(58,717)	(C)(F)	-	-	-	-	-
Total costs and expenses	7,395,903	(98,172)		7,297,731	5,021,210	1,475,413	957,384	(156,276)

Operating income	2,091,056	98,172		2,189,228	$1,254,647	$903,723	$68,198	$(37,340)

Equity earnings in unconsolidated partnerships	43,383	-		43,383
Minority interest in consolidated partnerships	(69,105)	-		(69,105)
Other income, net	158,788	(116,036)	(D)(G)	42,752
Interest expense	(332,588)	-		(332,588)
Gain on exchange or disposal of assets and other	218,830	(218,830)	(H)	-

Income from continuing operations before income taxes	2,110,364	(236,694)		1,873,670
Income taxes	801,836	(99,269)	(K)	702,567

Income from continuing operations	1,308,528	(137,425)		1,171,103

Income from discontinued operations (net of income taxes)	30,292	(30,292)	(M)	-

Income before cumulative effect of accounting change	1,338,820	(167,717)		1,171,103
Cumulative effect of accounting change (net of income taxes)	(7,441)	7,441	(N)	-

Net income	1,331,379	(160,276)		1,171,103
Preferred dividends	93	-		93
Net income applicable to common shares	$1,331,286	$(160,276)		$1,171,010

Basic earnings per share:
Income from continuing operations	$3.84	$(.40)		$3.44
Income from discontinued operations	.09	(.09)		-
Cumulative effect of accounting change	(.02)	.02		-
Net income	$3.91	$(.47)		$3.44

Diluted earnings per share:
Income from continuing operations	$3.80	$(.39)		$3.41
Income from discontinued operations	.09	(.09)		-
Cumulative effect of accounting change	(.02)	.02		-
Net income	$3.87	$(.46)		$3.41

See notes on pages 7 and 8 for a description of the line items marked (A) - (N).

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ALLTEL CORPORATION
RECONCILIATION OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP)-Page 6
for the twelve months ended December 31, 2004
(In thousands, except per share amounts)
								Corporate
	Results of	Items		Results of	Segment Information			Operations
	Operations	Excluded from		Operations			Communications	and
	Under	Current		from Current			Support	Intercompany
	GAAP	Businesses		Businesses	Wireless	Wireline	Services	Eliminations

Revenues and sales:
Service revenues	$7,374,279	$-		$7,374,279	$4,791,235	$2,380,788	$346,662	$(144,406)
Product sales	871,862	-		871,862	286,852	39,021	577,193	(31,204)
Total revenues and sales	8,246,141	-		8,246,141	5,078,087	2,419,809	923,855	(175,610)
Costs and expenses:
Cost of services	2,374,220	-		2,374,220	1,543,576	704,335	257,845	(131,536)
Cost of products sold	1,075,545	-		1,075,545	573,646	28,711	514,239	(41,051)
Selling, general, administrative and other	1,524,165	-		1,524,165	1,201,789	244,327	54,729	23,320
Depreciation and amortization	1,299,691	-		1,299,691	738,837	516,445	34,325	10,084
Restructuring and other charges	50,892	(50,892)	(I)(J)	-	-	-	-	-
Total costs and expenses	6,324,513	(50,892)		6,273,621	4,057,848	1,493,818	861,138	(139,183)

Operating income	1,921,628	50,892		1,972,520	$1,020,239	$925,991	$62,717	$(36,427)

Equity earnings in unconsolidated partnerships	68,486	-		68,486
Minority interest in consolidated partnerships	(80,096)	-		(80,096)
Other income, net	34,500	-		34,500
Interest expense	(352,490)	-		(352,490)
Gain on exchange or disposal of assets and other	-	-		-

Income from continuing operations before income taxes	1,592,028	50,892		1,642,920
Income taxes	565,331	39,479	(K)(L)	604,810

Income from continuing operations	1,026,697	11,413		1,038,110

Income from discontinued operations (net of income taxes)	19,538	(19,538)	(L)	-

Income before cumulative effect of accounting change	1,046,235	(8,125)		1,038,110
Cumulative effect of accounting change (net of income taxes)	-	-		-

Net income	1,046,235	(8,125)		1,038,110
Preferred dividends	103	-		103
Net income applicable to common shares	$1,046,132	$(8,125)		$1,038,007

Basic earnings per share:
Income from continuing operations	$3.34	$.04		$3.38
Income from discontinued operations	.06	(.06)		-
Cumulative effect of accounting change	-	-		-
Net income	$3.40	$(.02)		$3.38

Diluted earnings per share:
Income from continuing operations	$3.33	$.04		$3.37
Income from discontinued operations	.06	(.06)		-
Cumulative effect of accounting change	-	-		-
Net income	$3.39	$(.02)		$3.37

See notes on pages 7 and 8 for a description of the line items marked (A) - (N).

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ALLTEL CORPORATION
NOTES TO RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP)-Page 7

As disclosed in the ALLTEL Corporation ("Alltel" or the "Company") Form 8-K filed on January 20, 2006, Alltel has presented in this earnings release results of operations from current businesses which exclude the effects of discontinued operations, a special cash dividend received on the Company's investment in Fidelity National Financial, Inc. ("Fidelity National") common stock, gain on exchange or disposal of assets, termination fees associated with the early retirement of long-term debt, costs associated with Hurricane Katrina, a change in accounting for certain operating leases and conditional asset retirement obligations, reversal of certain income tax contingency reserves and restructuring and other charges. Alltel’s purpose for excluding items from the current business measures is to focus on Alltel’s true earnings capacity associated with providing telecommunication services. Management believes the items excluded from the current business measures are related to strategic activities or other events, specific to the time and opportunity available, and, accordingly, should be excluded when evaluating the trends of the Company’s operations.

Alltel believes that presenting the current business measures assists investors in assessing the true business performance of the Company by clarifying for investors the effects that certain items such as asset sales, restructuring expenses and other business consolidation costs arising from past acquisition and restructuring activities had on the Company’s GAAP consolidated results of operations. The Company uses results from current businesses as management’s primary measure of the performance of its business segments. Alltel's management, including the chief operating decision-maker, uses the current business measures consistently for all purposes, including internal reporting purposes, the evaluation of business objectives, opportunities and performance and the determination of management compensation.

As the Company evaluates segment performance based on segment income, which is computed as revenues and sales less operating expenses, the special cash dividend, gain on the exchange or disposal of assets, early termination of debt, costs associated with Hurricane Katrina, the effects of the change in accounting for operating leases and conditional asset retirement obligations and restructuring and other charges have not been allocated to the business segments. In addition, none of the non-operating items such as equity earnings in unconsolidated partnerships, minority interest expense, other income, net, interest expense and income taxes have been allocated to the segments.

(A)
Alltel incurred $9.5 million of incremental costs related to Hurricane Katrina consisting of increased system maintenance costs to restore network facilities and additional losses from bad debts. (See Note D).

(B)
The Company incurred $2.1 million of integration expenses related to its acquisition completed on August 1, 2005 of Western Wireless Corporation (“Western Wireless”). These expenses primarily consisted of system conversion costs. In addition, Alltel incurred $5.0 million of integration expenses related to the exchange of certain wireless assets with Cingular Wireless LLC (“Cingular”) completed during the second and third quarters of 2005. The Company also incurred $1.6 million of integration expenses related to its acquisition of Public Service Cellular Inc. (“PS Cellular”) completed on February 28, 2005. The integration expenses related to the Cingular and PS Cellular acquisitions consisted of handset subsidies incurred to migrate the acquired customer base to CDMA handsets. The Company also recorded a $0.2 million reduction in the liabilities associated with the wireline restructuring activities initiated during the third quarter of 2005. (See Note F).

(C)
On December 9, 2005, Alltel announced that it would spin off its wireline telecommunications business to its stockholders and merge it with Valor Communications Group, Inc. In connection with the spin-off and merger, Alltel incurred $31.3 million of incremental costs principally consisting of investment banker, audit and legal fees.

(D)
Alltel incurred $19.7 million of incremental costs related to Hurricane Katrina consisting of increased long distance and roaming expenses due to providing these services to affected customers at no charge, system maintenance costs to restore network facilities and additional losses from bad debts. These incremental costs also included Company donations to support the hurricane relief efforts. These incremental expenses were partially offset by $5.0 million of insurance proceeds received by Alltel.

(E)
Effective January 1, 2005, Alltel changed its accounting for operating leases with scheduled rent increases. Certain of the Company's operating lease agreements for cell sites and for office and retail locations include scheduled rent escalations during the initial lease term and/or during succeeding optional renewal periods. Previously, the Company had not recognized the scheduled increases in rent expense on a straight-line basis in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 13, "Accounting for Leases" and Financial Accounting Standards Board ("FASB") Technical Bulletin No. 85-3, "Accounting for Operating Leases with Scheduled Rent Increases". The effects of this change, which are included in corporate expenses, were not material to the Company's previously reported consolidated results of operations, financial position or cash flows.

(F)
The Company incurred $4.5 million of integration expenses related to its acquisition of Western Wireless. These expenses primarily consisted of system conversion costs and relocation expenses. In addition, Alltel incurred $16.9 million of integration expenses related to the exchange of certain wireless assets with Cingular and incurred $1.6 million of integration expenses related to its acquisition of PS Cellular. These integration expenses consisted of handset subsidies incurred to migrate the acquired customer base to CDMA handsets. The Company also incurred $4.4 million in restructuring charges related to a planned workforce reduction in its wireline operations.

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ALLTEL CORPORATION
NOTES TO RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP)-Page 8

(G)	On March 9, 2005, Fidelity National declared a special $10 per share cash dividend to Fidelity National stockholders. The special cash dividend was received by Alltel on March 28, 2005.

(H)
On April 15, 2005, Alltel and Cingular completed the exchange of certain wireless assets. In connection with this transaction, Alltel recorded a pretax gain of $158.0 million. On April 6, 2005, Alltel recorded a pretax gain of $75.8 million from the sale of all of its shares of Fidelity National common stock. In addition, on April 8, 2005, Alltel retired all of its issued and outstanding 7.50 percent senior notes due March 1, 2006, representing an aggregate principal amount of $450.0 million. Concurrent with the debt redemption, Alltel also terminated the related pay variable/receive fixed, interest rate swap agreement that had been designated as a fair value hedge against the $450.0 million senior notes. In connection with the early termination of the debt and interest rate swap agreement, Alltel incurred net pretax termination fees of approximately $15.0 million.

(I)
The Company recorded a $0.9 million reduction in the liabilities associated with the restructuring efforts initiated in the first quarter of 2004 (see Note J), consisting of $0.7 million in employee relocated expenses and $0.2 million in severance and employee benefit costs.

(J)
The Company announced its plans to reorganize its operating structure and exit its competitive local exchange carrier operations in the Jacksonville, Florida market. In connection with these activities, the Company recorded a restructuring charge of $29.3 million consisting of severance and employee benefit costs related to a planned workforce reduction, employee relocation costs, lease termination and other restructuring-related costs. The Company also recorded a $2.3 million reduction in the liabilities associated with various restructuring activities initiated prior to 2003. In addition, the Company recorded a write-down of $24.8 million in the carrying value of certain corporate and regional facilities to fair value in conjunction with the proposed leasing or sale of those facilities.

(K)	Tax-related effect of the items discussed in Notes A - J above.

(L)
During the third quarter of 2004, the Internal Revenue Service (“IRS”) completed its fieldwork related to the audits of the Company’s consolidated federal income tax returns for the fiscal years 1997 through 2001. As a result of the IRS completing this phase of their audits, Alltel reassessed its income tax contingency reserves related to the periods under examination. Based upon this reassessment, Alltel recorded a $129.3 million reduction in its income tax contingency reserves. The corresponding effects of the reversal of these tax contingencies resulted in a reduction in goodwill of $94.5 million and a reduction in income tax expense associated with continuing operations of $19.7 million. In addition, $15.1 million of the income tax contingency reserves reversed related to the financial services division that was sold to Fidelity National on April 1, 2003. Pursuant to the terms of the sale agreement, Alltel retained, as of the date of sale, all income tax liabilities related to the sold operations and agreed to indemnify Fidelity National from any future tax liability imposed on the financial services division for periods prior to the date of sale. The adjustment of the tax contingency reserves related to the disposed financial services division has been reported as discontinued operations in the Company’s consolidated financial statements for the twelve months ended December 31, 2004. Discontinued operations for the twelve months ended December 31, 2004 also included a tax benefit of $4.4 million attributable to a foreign tax credit carryback recognized as a result of the IRS audits.

(M)
Eliminates the effects of discontinued operations. On August 1, 2005, Alltel completed its acquisition of Western Wireless. As a condition of receiving approval for the acquisition from the Department of Justice and the Federal Communications Commission, Alltel agreed to divest certain wireless operations of Western Wireless in 16 markets in Arkansas, Kansas and Nebraska. In December 2005, Alltel completed an exchange of wireless properties with United States Cellular Corporation that included a substantial portion of the divestiture requirements related to the merger. During the third and fourth quarters of 2005, Alltel completed the sale of international operations in Georgia, Ghana and Ireland acquired from Western Wireless. Alltel also has pending definitive agreements to sell the international operations in Austria, Bolivia and Haiti and is actively pursuing the disposition of the remaining international operations acquired from Western Wireless. As a result, the acquired international operations and interests of Western Wireless and the 16 markets to be divested in Arkansas, Kansas and Nebraska have been classified as discontinued operations and assets held for sale in the accompanying consolidated financial statements.

(N)
Represents the cumulative effect of the change in accounting principle resulting from the Company's adoption of FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations" (“FIN 47”). The Company evaluated the effects of FIN 47 on its operations and determined that, for certain buildings containing asbestos, Alltel is legally obligated to remediate the asbestos if the Company were to abandon, sell or otherwise dispose of the buildings. In addition, for its acquired Kentucky and Nebraska wireline operations not subject to SFAS No. 71, “Accounting for the Effects of Certain Types of Regulation", the Company is legally obligated to properly dispose of its chemically-treated telephone poles at the time they are removed from service. In accordance with federal and state regulations, depreciation expense for the Company’s wireline operations that follow the accounting prescribed by SFAS No. 71 have historically included an additional provision for cost of removal, and accordingly, the adoption of FIN 47 had no impact to these operations.

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ALLTEL CORPORATION
SUPPLEMENTAL OPERATING INFORMATION-Page 9
(Dollars in thousands, except per customer amounts)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2005	2004	Amount	%	2005	2004	Amount	%
Wireless:
Controlled POPs	75,907,644	62,313,192	13,594,452	22
Customers	10,662,324	8,626,487	2,035,837	24
Penetration rate	14.0%	13.8%	.2%	1
Average customers	10,507,806	8,481,561	2,026,245	24	9,550,829	8,295,939	1,254,890	15
Gross customer additions:
Internal	837,712	690,811	146,901	21	2,830,079	2,720,339	109,740	4
Acquired	90,356	92,345	(1,989)	(2)	1,693,162	92,345	1,600,817	1,734
Total	928,068	783,156	144,912	19	4,523,241	2,812,684	1,710,557	61
Net customer additions:
Internal	147,258	139,415	7,843	6	342,675	510,717	(168,042)	(33)
Acquired	90,356	92,345	(1,989)	(2)	1,693,162	92,345	1,600,817	1,734
Total	237,614	231,760	5,854	3	2,035,837	603,062	1,432,775	238
Customer acquisition costs:
Cost of products sold	$104,735	$80,557	$24,178	30	$320,769	$322,737	$(1,968)	(1)
Selling and marketing expenses	254,720	198,572	56,148	28	870,536	743,889	126,647	17
Less product sales	67,746	50,530	17,216	34	230,262	209,874	20,388	10
Total	$291,709	$228,599	$63,110	28	$961,043	$856,752	$104,291	12
Cost to acquire a new customer (A)	$348	$331	$17	5	$340	$315	$25	8
Cash costs:
Cost of services	$543,352	$399,114	$144,238	36	$1,917,754	$1,543,576	$374,178	24
Cost of products sold	218,678	154,747	63,931	41	697,593	573,646	123,947	22
Selling, general, administrative and other	411,139	318,968	92,171	29	1,445,165	1,201,789	243,376	20
Less product sales	116,983	73,999	42,984	58	380,714	286,852	93,862	33
Total	1,056,186	798,830	257,356	32	3,679,798	3,032,159	647,639	21
Less customer acquisition costs	291,709	228,599	63,110	28	961,043	856,752	104,291	12
Total	$764,477	$570,231	$194,246	34	$2,718,755	$2,175,407	$543,348	25
Cash cost per unit per month, excluding
customer acquisition costs (B)	$24.25	$22.41	$1.84	8	$23.72	$21.85	$1.87	9
Revenues:
Service revenues	$1,643,195	$1,252,773	$390,422	31	$5,895,143	$4,791,235	$1,103,908	23
Less wholesale revenues	171,595	94,748	76,847	81	545,109	372,446	172,663	46
Retail revenues	$1,471,600	$1,158,025	$313,575	27	$5,350,034	$4,418,789	$931,245	21
Average revenue per customer per month (C)	$52.13	$49.24	$2.89	6	$51.44	$48.13	$3.31	7
Retail revenue per customer per month (D)	$46.68	$45.51	$1.17	3	$46.68	$44.39	$2.29	5
Retail minutes of use per customer per month (E)	626	534	92	17	597	494	103	21
Postpay churn	1.83%	1.68%	.15%	9	1.77%	1.74%	.03%	2
Total churn	2.20%	2.17%	.03%	1	2.17%	2.23%	(.06%)	(3)
Service revenue operating margin (F)	18.3%	20.8%	(2.5%)	(12)	21.3%	21.3%	-	-
Capital expenditures (G)	$271,440	$270,236	$1,204	-	$978,970	$797,106	$181,864	23

(A) Cost to acquire a new customer is calculated by dividing the sum of the GAAP reported cost of products sold and sales and marketing expenses (included within Selling, general, administrative and other") less product sales, as reported in the Consolidated Statements of Income, by the number of internal gross customer additions in the period. Customer acquisition costs exclude amounts related to the Company's customer retention efforts.

(B) Cash cost per unit per month, excluding customer acquisition costs, is calculated by dividing the sum of the GAAP reported cost of services, cost of products sold, selling, general, administrative and other expenses less product sales, as reported in the Consolidated Statements of Income, less customer acquisition costs, by the number of average customers for the period.

(C) Average revenue per customer per month is calculated by dividing wireless service revenues by average customers for the period.
(D) Retail revenue per customer per month is calculated by dividing wireless retail revenues (service revenues less wholesale revenues) by average customers for the period.
(E) Retail minutes of use per customer per month represents the average monthly minutes that Alltel's customers use on both the Company's network and while roaming on other carriers' networks.
(F) Service revenue operating margin is calculated by dividing wireless segment income by wireless service revenues.
(G) Includes capitalized software development costs.

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ALLTEL CORPORATION
SUPPLEMENTAL OPERATING INFORMATION-Page 10
(Dollars in thousands, except per customer amounts)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2005	2004	Amount	%	2005	2004	Amount	%
Wireline:
Customers	2,885,673	3,009,388	(123,715)	(4)
Average customers	2,901,310	3,024,635	(123,325)	(4)	2,950,022	3,061,529	(111,507)	(4)
Broadband customers	397,696	243,325	154,371	63
Net broadband additions	37,721	26,440	11,281	43	154,371	90,297	64,074	71
Average revenue per customer per month (H)	$68.72	$66.98	$1.74	3	$67.21	$65.87	$1.34	2
Capital expenditures (G)	$119,342	$100,730	$18,612	18	$355,938	$336,498	$19,440	6

Communications support services:
Long-distance customers	1,750,762	1,770,852	(20,090)	(1)
Capital expenditures (G)	$3,819	$5,738	$(1,919)	(33)	$13,646	$15,150	$(1,504)	(10)

Consolidated:
Equity free cash flow (I)	$309,498	$225,693	$83,805	37	$1,304,052	$1,180,072	$123,980	11
Capital expenditures (G)	$395,194	$376,885	$18,309	5	$1,349,656	$1,157,729	$191,927	17
Total assets	$24,013,481	$16,603,736	$7,409,745	45

(G) Includes capitalized software development costs.
(H) Average revenue per customer per month is calculated by dividing total wireline revenues by average customers for the period.
(I)   Equity free cash flow is calculated as the sum of net income from current businesses plus depreciation and amortization less capital expenditures which includes capitalized software development costs as indicated in Note G.

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ALLTEL CORPORATION
CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 11
(In thousands)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	December 31,	December 31,		December 31,	December 31,
	2005	2004		2005	2004

CURRENT ASSETS:			CURRENT LIABILITIES:
Cash and short-term investments	$989,153	$484,934	Current maturities of long-term debt	$205,117	$224,958
Accounts receivable (less allowance for			Accounts payable	649,293	448,161
doubtful accounts of $84,750 and			Advance payments and customer deposits	240,499	219,338
$53,606, respectively)	1,077,207	912,665	Accrued taxes	118,895	158,197
Inventories	232,634	156,785	Accrued dividends	147,841	105,922
Prepaid expenses and other	115,179	62,383	Accrued interest	102,512	120,259
Assets held for sale	2,018,701	-	Current deferred income taxes	501,672	-
			Other current liabilities	255,425	183,523
Total current assets	4,432,874	1,616,767	Liabilities related to assets held for sale	385,528	-

Investments	358,412	804,861	Total current liabilities	2,606,782	1,460,358
Goodwill	8,610,170	4,875,718
Other intangibles	2,179,107	1,306,140

			Long-term debt	5,782,890	5,352,422
PROPERTY, PLANT AND EQUIPMENT:			Deferred income taxes	1,659,410	1,715,119
Land	298,593	278,084	Other liabilities	948,962	947,172
Buildings and improvements	1,211,359	1,134,824
Wireline	6,942,039	6,735,748
Wireless	6,852,565	5,763,965
Information processing	1,187,192	1,048,446	SHAREHOLDERS' EQUITY:
Other	530,333	489,936	Preferred stock	278	307
Under construction	475,453	385,283	Common stock	383,613	302,268
			Additional paid-in capital	5,339,321	197,902
Total property, plant and equipment	17,497,534	15,836,286	Unrealized holding gain on investments	22,297	153,926
Less accumulated depreciation	9,433,951	8,288,195	Foreign currency translation adjustment	(2,841)	482
			Retained earnings	7,272,769	6,473,780
Net property, plant and equipment	8,063,583	7,548,091
			Total shareholders' equity	13,015,437	7,128,665
Other assets	369,335	452,159

			TOTAL LIABILITIES AND
TOTAL ASSETS	$24,013,481	$16,603,736	SHAREHOLDERS' EQUITY	$24,013,481	$16,603,736

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ALLTEL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 12
(In thousands)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
Net Cash Provided from Operations:
Net income	$255,149	$270,645	$1,331,379	$1,046,235
Adjustments to reconcile net income to net cash provided from operations:
Income from discontinued operations	(4,270)	-	(30,292)	(19,538)
Cumulative effect of accounting change	7,441	-	7,441	-
Depreciation and amortization	404,079	332,520	1,482,605	1,299,691
Provision for doubtful accounts	63,068	47,601	215,087	184,871
Non-cash portion of gain on exchange or disposal of assets and other	-	-	(232,742)	-
Non-cash portion of restructuring and other charges	4,982	-	14,982	25,569
Change in deferred income taxes	(211,302)	74,794	(193,235)	263,390
Reversal of income tax contingency reserves	-	-	-	(19,656)
Other, net	(4,097)	(5,861)	7,960	(14,336)
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Accounts receivable	(21,777)	(41,856)	(227,185)	(206,132)
Inventories	(61,193)	(44,750)	(44,968)	(33,842)
Accounts payable	149,074	65,854	145,594	(27,174)
Other current liabilities	189,679	6,490	195,889	70,602
Other, net	59,312	(82,646)	59,740	(102,831)
Net cash provided from operations	830,145	622,791	2,732,255	2,466,849

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(386,895)	(368,122)	(1,302,440)	(1,125,402)
Additions to capitalized software development costs	(8,299)	(8,763)	(47,216)	(32,327)
Additions to investments	-	(423)	(890)	(3,228)
Purchases of property, net of cash acquired	(1,535)	(185,136)	(1,137,584)	(185,136)
Proceeds from the sale of assets	48,243	-	84,405	-
Proceeds from the sale of investments	-	-	353,881	-
Proceeds from the return on investments	5,982	21,497	36,872	88,612
Other, net	5,795	(313)	13,746	(907)
Net cash used in investing activities	(336,709)	(541,260)	(1,999,226)	(1,258,388)

Cash Flows from Financing Activities:
Dividends on preferred and common stock	(145,303)	(122,223)	(490,472)	(467,570)
Reductions in long-term debt	(21,139)	(22,246)	(2,677,779)	(277,240)
Distributions to minority investors	(20,834)	(17,240)	(65,642)	(66,917)
Long-term debt issued	72,300	-	1,000,000	-
Repurchases of common stock	-	(88,419)	-	(595,350)
Common stock issued	20,714	5,146	1,463,504	25,873
Net cash used in financing activities	(94,262)	(244,982)	(770,389)	(1,381,204)

Net cash provided from discontinued operations	544,612	-	580,801	-

Effect of exchange rate changes on cash and short-term investments	(24,061)	-	(39,222)	(87)

Increase (decrease) in cash and short-term investments	919,725	(163,451)	504,219	(172,830)

Cash and Short-term Investments:
Beginning of the period	69,428	648,385	484,934	657,764
End of the period	$989,153	$484,934	$989,153	$484,934

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ALLTEL CORPORATION
RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP)-Page 13
(In thousands)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004

Net cash provided from operations	$830,145	$622,791	$2,732,255	$2,466,849
Adjustments to reconcile to net income under GAAP:
Income from discontinued operations	4,270	-	30,292	19,538
Cumulative effect of accounting change	(7,441)	-	(7,441)	-
Depreciation and amortization expense	(404,079)	(332,520)	(1,482,605)	(1,299,691)
Provision for doubtful accounts	(63,068)	(47,601)	(215,087)	(184,871)
Non-cash portion of gain on exchange or disposal of assets and other	-	-	232,742	-
Non-cash portion of restructuring and other charges	(4,982)	-	(14,982)	(25,569)
Change in deferred income taxes	211,302	(74,794)	193,235	(263,390)
Reversal of income tax contingency reserves	-	-	-	19,656
Other non-cash changes, net	4,097	5,861	(7,960)	14,336
Changes in operating assets and liabilities, net of the
effects of acquisitions and dispositions	(315,095)	96,908	(129,070)	299,377
Net income under GAAP	255,149	270,645	1,331,379	1,046,235
Adjustments to reconcile to net income from current businesses:
Restructuring and other charges, net of tax	36,484	(587)	48,053	31,069
Gain on exchange or disposal of assets and other, net of tax	-	-	(136,720)	-
Special dividend received on Fidelity National common stock,
net of tax	-	-	(69,812)	-
Change in accounting for operating leases, net of tax	-	-	12,092	-
Hurricane-related costs, net of insurance recoveries and tax	5,809	-	8,962	-
Reversal of income tax contingency reserves	-	-	-	(19,656)
Cumulative effect of accounting change	7,441	-	7,441	-
Income from discontinued operations	(4,270)	-	(30,292)	(19,538)
Net income from current businesses	300,613	270,058	1,171,103	1,038,110
Adjustments to reconcile to equity free cash flow from current businesses:
Depreciation and amortization expense	404,079	332,520	1,482,605	1,299,691
Capital expenditures	(395,194)	(376,885)	(1,349,656)	(1,157,729)
Equity free cash flow from current businesses	$309,498	$225,693	$1,304,052	$1,180,072

	-end-